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                                                                    Exhibit 99.8

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9


Guidelines for Determining the Proper Identification Number to Give the Payer. Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

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                                   Give the SOCIAL                                                  Give the EMPLOYER
                                   SECURITY Number (SSN)                                            IDENTIFICATION Number
For this type of account:          of--                              For this type of account:      (EIN) of--
------------------------------------------------------------------------------------------------------------------------------------
1.   Individual.                   The individual.                   8.  Sole proprietorship.       The owner./4/

2.   Two or more individuals       The actual owner of the account   9.  A valid trust, estate, or  The legal entity.  (Do not
     (joint account).              or, if combined funds, the            pension trust.             furnish the identifying number
                                   first individual on the                                          of the personal representative
                                   account./1/                                                      or trustee unless the legal
                                                                                                    entity itself is not designated
                                                                                                    in the account title)./5/

3.   Husband and wife (joint       The actual owner of the account   10. Corporate account.         The corporation.
     account).                     or, if joint funds, the first
                                   individual on the account./1/

4.   Custodian account of a        The minor./2/                     11. Religious, charitable,     The organization.
     minor (Uniform Gift or                                              educational organization,
     Transfer to Minors Act).                                            association, club, or
                                                                         other tax exempt
                                                                         organization.

5.   Account in the name of        The ward, minor, or incompetent   12. Partnership account.       The partnership.
     guardian or committee for a   person./3/
     designated ward, minor, or
     incompetent person.

6.   a.  The usual revocable       The grantor-trustee./1/           13. A broker or registered     The broker or nominee.
         savings trust account                                           nominee
         (grantor is also trustee)


     b.  So-called trust account   The actual owner./1/              14. Account with the           The public entity.
         that is not a legal or                                          Department of Agriculture
         valid trust under state                                         in the name of a public
         law.                                                            entity (such as a state
                                                                         or local government,
                                                                         school district, or
                                                                         prison) that receives
                                                                         program payments.


7.   Sole proprietorship.           The owner./4/
------------------------------------------------------------------------------------------------------------------------------------

1. List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's SSN must be furnished.

2.      Circle the minor's name and furnish the minor's SSN.

3. Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

4. You must show your individual name, but you may also enter your business or "DBA" name. You may use either your SSN or EIN (if you have one).

5. List first and circle the name of the legal trust, estate, or pension trust.

Note:   If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.


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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

Obtaining a Number

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, from the Social Security Administration, or Form SS-4, Application for Employer Identification Number, from the Internal Revenue Service, and apply for a number.

Payees Exempt from Backup Withholding

Payees specifically exempted from backup withholding on ALL payments include the following:

..    Most corporations.

..    Most financial institutions.

..    An organization exempt from tax under section 501(a), or an individual retirement plan.

..    The United States or any agency or instrumentality thereof, a State, the
     District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

..    A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

..    An international organization or any agency or instrumentality thereof.

..    Most registered dealers in securities or commodities registered in the U.S.
     or a possession of the U.S.

..    Most real estate investment trusts.

..    Most common trust funds operated by a bank under section 584(a).

..    Most trusts exempt from tax under section 664 or described in section 4947.

..    Most entities registered at all times under the Investment Company Act of
     1940.

..    Most foreign central banks of issue.

..    Most middlemen known in the investment community as nominees or custodians.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

..    Payments to nonresident aliens subject to withholding under section 1441.

..    Payments to partnerships not engaged in a trade or business in the
     U.S. and which have at least one nonresident alien partner.

..    Payments to patronage dividends not paid in money.

Payments of interest not generally subject to backup withholding include the following:

..    Payments of tax-exempt interest (including exempt interest under section
     852).

..    Payments described in section 6049(b)(5) to nonresident aliens.

..    Payments on tax-free covenant bonds under section 1451.

..    Payments made by certain foreign organizations.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT, SIGNED AND DATED, TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045 and 6050A.

Privacy Act Notice. - Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number. - If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Failure to Report Certain Dividend and Interest Payments. - If you fail to include a portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) Civil Penalty for False Information with Respect to Withholding. - If you make a false statement with

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no reasonable basis which results in no imposition of backup withholding, you will be subject to a penalty of $500.

(4) Criminal Penalty for Falsifying Information. - Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.